State of Delaware Secretary of State Division of Corporations
Delivered 02:23 PM 03/16/2006
FILED 02:15 PM 03/16/2006 SRV 060255123 -4126769 FILE

CERTIFICATE OF INCORPORATION
OF
T3 MOTION, INC.

FIRST: The name of the corporation is T3 Motion, Inc. (hereinafter called the "Corporation").

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The Corporation is authorized to issue one class of stock designated "Common Stock." The total number of shares of Common Stock authorized to be issued is One Thousand (1,000); the par value of such shares shall be $0.001 per share,

FIFTH: The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend or rescind the Bylaws of the Corporation.

SEVENTH: Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute and all rights at any time conferred upon stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article EIGHTH.

NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article NINTH shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation  of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived any improper

LEGAL_US_WI/ 53335664.1 30599.96711i

personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. No amendment to or repeal of this Article NINTH shall adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to acts or omissions of such director prior to such amendment or repeal.

TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

ELEVENTH: The name and the mailing address of the incorporator are as follows:

Barbara Alder
c/o Paul, Hastings, Janofsky & Walker LLP
695 Town Center Drive, 17th Floor
Costa Mesa, CA 92626

    The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of March, 2006.

Barbara Alder, Incorporator

LEGAL_US_W # 13335664.1 305999.6711 ·2

State of Delaware Secretary of
State Division of Corporations
Delivered 06:20 PM 10/30/2006
FILED 06:01 PM 10/30/2006
SRV 060996059 -4126769 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
 OF
T3 MOTION, INC.

The undersigned hereby certifies as follows:

1. He is the duly elected, qualified and acting President of T3 Motion, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation").

2. The Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on March 16, 2006.

3. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

"The Corporation is authorized to issue one class of stock designated 'Common Stock.' The total number of shares of Common Stock authorized to be issued is 50,000,000 shares, each with a par value of $0.001 per share."

4. The amendment set forth herein has been duly approved and adopted by the Board of Directors of this Corporation.

5. The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute were voted in favor of the amendment.

6. Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Signature page follows)

LEGAL_US_W # 54628338.1

IN WlTNESS WHEREOF, T3 Motion, Inc. has caused this certificate to be signed by Neil Brooker, its President, this 19 day of October, 2006.

                                                                          Neil Brooker, President

State of Delaware
Secretary of State
Division of Corporations
 Delivered 08:52 PM 12/19/2006
FILED 08:52 PH 12/19/2006 S
RV 061166112 -4126769 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
T3 MOTION, INC.
The undersigned hereby certifies as follows:

1. He is the duly elected, qualified and acting President of T3 Motion Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation").

2. The Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on March 16, 2008.

3. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

"The Corporation is authorized to issue one class of stock designated 'Common Stock.' The total number of shares of Common Stock authorized to be issued is fifty million (50,000,000) shares, each with a par value of $0.001 per share. Upon the filing of this Certificate of Amendment of Certificate of Incorporation, each outstanding share of Common Stock of the Corporation which is  issued and outstanding immediately prior to the time of such filing shall be converted into thirty thousand (30,000) shares of  Common Stock of the Corporation, without  any action on the part of the holders thereof."

4. The amendment set forth herein has been duly approved and adopted by the Board of Directors of this Corporation.

5. The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute were voted in favor of the amendment.

6. Such amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

(Signature page follows)

IN WlTNESS WHEREOF, T3 Motion, Inc. has caused this certificate to be signed by Neil Brooker, its President, this 15th day of December, 2006.

                                                                          Neil Brooker, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:02 PM 03/24/2008
FILED 02:02 PM 03/24/2008
SRV 080346945 -4126769 FILE
CERTIFCATE OF AMENDMENT OF CERTIFICATE
OF
INCORPORATION
OF
 T3 MOTION, INC.
     The undersigned hereby certifies as follows:

1. He is the duly elected, qualified, and acting Chief Executive Officer of T3 Motion, Inc. a corporation organized and existing under General Corporation Law of the State of Delaware (the "Corporation").

2. The Corporation's original Certificate of Incorporation was filed with the Delaware Secretary of State on March 16, 2006.

3. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

"The Corporation is authorized to issue one class of stock designated 'Common Stock.' The total number of shares of Common Stock authorized to be issued is one hundred million (100,000,000) shares, each with a par valueof $0.001 per share."

4. The amendment set forth herein has been duly approved and adopted by the Board of Directors of this Corporation.

5. The necessary number of issued and outstanding shares of capital stock of the Corporation required by statute was voted in favor of the amendment.

6. Such amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, T3 Motion, Inc. has caused this certificate to be signed by Ki Nam, its Chief Executive Officer, this 20th day of March, 2008.

Ki Nam, Chief Executive Officer